UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2008

MEDIA SCIENCES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 12, 2008, Media Sciences International, Inc., and its subsidiaries, Media Sciences, Inc. and Cadapult Graphic Systems, Inc. (collectively, hereinafter referred to as the “Company”), entered into an agreement with Sovereign Bank for a three year revolving line of credit for up to $8 million. The revolving loan may be converted into one or more term notes upon mutual agreement of the parties. The advance limit under the line of credit is the lesser of (a) $8 million, or (b) up to 85% of eligible accounts receivable plus up to the lesser of (i) $3 million or (ii) 50% of eligible inventory. The applicable interest rate on the revolving loan is to vary based upon certain financial criteria. Under a prime rate option, the interest rate can vary from the bank’s prime rate to its prime rate plus ½%, and, under a LIBOR rate option, the interest rate can vary from LIBOR plus 225 basis points to LIBOR plus 275 basis points. The line of credit is secured by a first priority security interest in substantially all of the Company’s assets.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1*	Form of Loan Agreement Documents

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: February 13, 2008	By: /s/ Kevan D. Bloomgren
Kevan D. Bloomgren
Chief Financial Officer